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                                    BYLAWS OF

                               BALL UNIMARK, INC.
                            (As of September 6,1988)

                                   ARTICLE ONE

                                  CAPITAL STOCK

SECTION A. CLASSES OF STOCK. The capital stock of the corporation shall consist of shares of such kinds and classes, with such designations and such relative rights, preferences, qualifications, limitations and restrictions, including voting rights, and for such consideration as shall be stated in or determined in accordance with the Articles of Incorporation and any amendment or amendments thereof, or the Indiana Business Corporation Law. Consistent with the Indiana Business Corporation Law, capital stock of the corporation owned by the corporation may be referred to and accounted for as treasury stock.

SECTION B. CERTIFICATES FOR SHARES. All share certificates shall be consecutively numbered as issued and shall be signed by the president or a vice president and the corporate secretary or any assistant secretary of the corporation.

SECTION C. STOCK WITHOUT CERTIFICATES. Notwithstanding the provisions of Section B of this Article One, the board of directors may authorize, at its election, the issuance of some or all of the shares of capital stock of the corporation without certificates.

SECTION D. TRANSFER OF SHARES. The shares of the capital stock of the corporation shall be transferred only on the books of the corporation by the holder thereof, or by his attorney, upon the surrender and cancellation of the stock certificate, whereupon a new certificate shall be issued to the transferee. The transfer and assignment of such shares of stock shall be subject to the laws of the State of Indiana. The board of directors shall have the right to appoint and employ one or more stock registrars and/or transfer agents in the State of Indiana or in any other state.

                                   ARTICLE TWO

                                  SHAREHOLDERS

SECTION A. ANNUAL MEETINGS. The regular annual meeting of the shareholders of the corporation shall be held on the fourth Tuesday in April of each year, or on such other date within a reasonable interval after the close of the corporation's last fiscal year as may be designated from time to time by the board of directors, for the election of the directors of the corporation, and for the transaction of such other business as is authorized or required to be transacted by the shareholders.

SECTION B. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the president, by the board of directors or by shareholders holding not less than one-fourth of all of the shares of stock outstanding and entitled by the Articles of Incorporation to vote upon the business to be transacted at such meeting.

SECTION C. TIME AND PLACE OF MEETINGS. All meetings of the shareholders shall be held at the principal office of the corporation or at such other place within or without the State of Indiana and at such time as may be designated from time to time by the board of directors.

                                  ARTICLE THREE

                                    DIRECTORS

SECTION A. NUMBER AND TERMS OF OFFICE. The business of the corporation shall be controlled and managed in accordance with the Indiana Business Corporation Law by a board of directors. The initial


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board of directors shall consist of six (6) members. The initial board of directors shall hold office until the first annual meeting of shareholders. Thereafter, the number of directors which shall constitute the whole board shall be determined by resolution of the board of directors, or by the shareholders at the annual meeting, subject to the limitation that the number may not be less than three (3) or more than nine (9).

SECTION B. REGULAR MEETINGS. The regular annual meeting of the board of directors shall be held immediately after the adjournment of each annual meeting of the shareholders.

SECTION C. SPECIAL MEETINGS. Special meetings of the board of directors may be called at any time by the chairman of the board or by the board, by giving to each director an oral or written notice setting the time, place and purpose of holding such meetings.

SECTION D. TIME AND PLACE OF MEETINGS. All meetings of the board of directors shall be held at the principal office of the corporation, or at such other place within or without the State of Indiana and at such time as may be designated from time to time by the board of directors.

SECTION E. NOTICES. Any notice, of meetings or otherwise, which is given or is required to be given to any director may be in the form of oral notice.

SECTION F. COMMITTEES. The board of directors is expressly authorized to create committees and appoint members of the board of directors to serve on them, as follows:

         (1) Temporary and standing committees, including an executive committee, and the respective chairmen thereof, may be appointed by the board of directors, from time to time. The board of directors may invest such committees with such powers and limit the authority of such committees as it may see fit, subject to conditions as it may prescribe. The executive committee shall consist of three or more members of the board. All other committees shall consist of one or more members of the board. All committees so appointed shall keep regular minutes of the transactions of their meetings, shall cause them to be recorded in books kept for that purpose in the office of the corporation, and shall report the same to the board of directors at its next meeting. Within its area of responsibility, each committee shall have and exercise all of the authority of the board of directors, except as limited by the board of directors or by law, and shall have the power to authorize the execution of an affixation of the seal of the corporation to all papers or documents which may require it.

         (2) Neither the designation of any of the foregoing committees or the delegation thereto of authority shall operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

SECTION G. LOANS TO DIRECTORS. Except as consistent with the Indiana Business Corporation Law, the corporation shall not lend money to or guarantee the obligation of any director of the corporation.

                                  ARTICLE FOUR

                                    OFFICERS

SECTION A. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected by the board of directors at the regular annual meeting of the board, unless the board shall otherwise determine, and shall consist of a president, one or more vice presidents (anyone or more of whom may be designated as a functionally described vice president), a corporate secretary, a treasurer and, if so elected by the board, may include one or more assistant secretaries and assistant treasurers. Each officer shall continue in office until his successor shall have been duly elected and qualified or until removed in the manner hereinafter provided. Vacancies occasioned by any cause in anyone or more of such offices may be filled for the unexpired portion of the term by the board of directors at any regular or special meeting of the board.


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SECTION B. THE PRESIDENT. The president and his duties shall, at all times, be subject to the control of the board of directors. Nevertheless, but subject to the foregoing limitations, the president shall be the chief executive officer of the corporation, and shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall have the power to sign and execute all deeds, mortgages, bonds, contracts and other instruments of the corporation as authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly designated by the board of directors or by these bylaws to some other officer, official or agent of the corporation. The president shall perform all duties incident to the office of president and such other duties as are properly required of him by the bylaws.

SECTION C. THE VICE PRESIDENTS. The vice presidents shall possess the same power as the president to sign all certificates, contracts and other instruments of the corporation which may be authorized by the board of directors, except where by law the signature of the president is required. All vice presidents shall perform such duties as may from time to time be assigned to them by the board of directors and the president. In the event of the absence or disability of the president, and at the request of the board of directors, the vice presidents in the order designated by the board of directors, shall perform all of the duties of the president, and when so acting they shall have all of the powers of and be subject to the restrictions upon the president and shall act as a member of, or as a chairman of, any standing or special committee of which the president is a member or chairman by designation or ex officio.

SECTION D. THE CORPORATE SECRETARY. The corporate secretary of the corporation shall:

         (1) Keep the minutes of the meetings of the shareholders and the board of directors in books provided for that purpose.

         (2) See that all notices are duly given in accordance with the provisions of these bylaws and as required by law.

         (3) Be custodian of the records and of the seal of the corporation, if adopted, and see that the seal is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws.

         (4) Keep a register of the post office address of each shareholder, which shall be furnished to the corporate secretary at his request by such shareholder, and make all proper changes in such register, retaining and filing his authority for all such entries.

         (5) See that the books, reports, statements, certificates and all other documents and records required by law are properly kept, filed and authenticated.

         (6) In general, perform all duties incident to the office of corporate secretary and such other duties as may from time to time be assigned to him by the board of directors.

         (7) In case of absence or disability of the corporate secretary, the assistant secretaries, in the order designated by the chief executive officer, shall perform the duties of corporate secretary.

SECTION E. THE TREASURER. The treasurer of the corporation shall:

         (1) Give bond for the faithful discharge of his duties if required by the board of directors.

         (2) Have the charge and custody of, and be responsible for, all funds and securities of the corporation, and deposit all such funds in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these bylaws.

         (3) At all reasonable times, exhibit his books of account and records, and cause to be exhibited the books of account and records of any corporation a majority of whose stock is owned by the


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         corporation, to any of the directors of the corporation upon application during business hours at the office of this corporation or such other corporation where such books and records are kept.

         (4) Render a statement of the conditions of the finances of the corporation at all regular meetings of the board of directors, and a full financial report at the annual meeting of the shareholders, if called upon so to do.

         (5) Receive and give receipts for monies due and payable to the corporation from any source whatsoever.

         (6) In general, perform all of the duties incident to the office of treasurer and such other duties as may from time to time be assigned to him by the board of directors.

         (7) In case of absence or disability of the treasurer, the assistant treasurers, in the order designated by the chief executive officer, shall perform the duties of treasurer.

                                  ARTICLE FIVE

                                 CORPORATE SEAL

The corporation shall have a corporate seal, which shall be as follows: A circular disc, on the outer margin of which shall appear the corporate name and State of Incorporation, with the words "Corporate Seal" through the center, so mounted that it may be used to impress these words in raised letters upon paper. Use of the corporate seal shall not be required and shall not affect the validity of any instrument whatsoever.

                                   ARTICLE SIX

                                    AMENDMENT

These bylaws may be altered, added to, amended or repealed by the board of directors of the corporation at any regular or special meeting thereof.